UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

In 2015, Spire Missouri Inc. (“Spire Missouri”), the primary gas utility in the St. Louis region, identified a critical need to address reliability and affordability for customers amid changing natural gas market dynamics. Spire Missouri entered into discussions with several pipeline project developers to construct and operate new interstate pipeline facilities to connect the greater St. Louis region to additional sources of gas supply. When none of the project proposals satisfied all of the needs for the St. Louis region, Spire STL Pipeline (“STL Pipeline”) was formed to develop a 65-mile interstate pipeline to bring natural gas from the Marcellus, Utica and Rockies production regions via the Rockies Express (also known as, REX) Pipeline.

The Federal Energy and Regulatory Commission (“FERC”) issued certificates approving construction and operation of the STL Pipeline in August 2018 following a thorough and rigorous regulatory review. Since becoming fully operational in 2019 and being expanded with additional pipeline interconnects in 2020, the STL Pipeline has proven to be a critical source of energy supply for more than 650,000 Missouri households and businesses. Without the STL Pipeline, Spire Missouri has estimated that during Winter Storm Uri in February 2021, a substantial number of customers would have been without gas service and all customers overall would have experienced significantly higher gas costs.

As previously disclosed, two parties requested rehearing of the August 2018 certificate order, which requests were denied by the FERC. On January 21, 2020, these two parties filed petitions for review of the FERC’s orders with the U.S. Court of Appeals for the District of Columbia (DC) Circuit (“Court”). On June 22, 2021, the Court issued a judgment vacating STL Pipeline’s certificates and remanding the proceeding back to the FERC, although vacatur does not take effect until after the expiration (or denial) of the Court’s opportunity to reconsider its decision.

Spire Missouri relies on the STL Pipeline to transport natural gas into the St. Louis region. In the event the STL Pipeline is taken out of service, Spire Missouri’s ability to secure new pipeline contracts on other systems serving the region is significantly constrained, and Spire Missouri would not be able to replace that supply based on current market and operating conditions. Without the availability of the STL Pipeline, Spire Missouri may have to develop and, in the event of prolonged cold weather next winter, implement a curtailment plan in which it would have to allocate gas to its customers based upon need, leading to potentially significant service disruptions for customers.

Spire Missouri will continue to pursue all legal and regulatory avenues to ensure access to reliable, affordable and safe delivery of energy for Eastern Missouri. If Spire Missouri is unable to obtain sufficient pipeline capacity to meet its customers’ annual and seasonal natural gas demands, Spire Missouri’s financial condition and results of operations may be adversely impacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	July 9, 2021	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President and Treasurer

Spire Missouri Inc.
Date:	July 9, 2021	By:	/s/ Adam W. Woodard
Adam W. Woodard Chief Financial Officer and Treasurer